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                             Mylan Laboratories Inc.

                (Name of Registrant as Specified In Its Charter)

                                 Carl C. Icahn,
                   Barberry Corp., Hopper Investments LLC and
                         High River Limited Partnership


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     Carl Icahn's letter to the Editor of the New York Times was published on
December 5, 2004 and is attached hereto.




     SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS SPECIAL MEETING WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 2004 WITH RESPECT TO MYLAN LABORATORIES INC. THAT SCHEDULE 14A IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

The Investment
And the Follow-Through

To the Editor:

Re "For a Takeover Artist, One Bluff Too Many?" (DealBook, Nov. 28), about my bid for Mylan Laboratories, which is aiming to buy King Pharmaceuticals:

In the column, Andrew Ross Sorkin states that I have made a fortune "threatening to take over companies and then rarely going through with the proposition." The facts prove this statement to be ridiculous. I have never made a bid for a company and not followed through with a binding offer when given the customary due diligence.

During the last three years alone, after making bids, we have purchased outright or purchased control in XO Communications, for $500 million; Allegiance Telecom, for $670 million; Philip Services, for $170 million; the TransTexas Gas Corporation; and Panaco Inc. Additionally, we have purchased many other companies during the last two decades.

The column further stated: "A bevy of hedge funds, led by Perry Capital and Citadel, which had bought King shares in the hope that the deal with Mylan is completed, have started buying shares of Mylan to help push the deal through. But to protect themselves, some of these investors have begun using sophisticated swap trades with banks so that they have no exposure to Mylan's stock price. This way, the investors have voting power, but no real economic interest in Mylan."

Mr. Sorkin describes the actions by these hedge funds as a "fairly innovative maneuver."

On Monday, Perry Capital disclosed in a filing with the Securities and Exchange Commission that it has hedged its Mylan shares, apparently confirming earlier reports that Perry may have had no economic interest in Mylan, merely the right to vote those shares. If this is true, in our opinion, this so-called innovative maneuver is co-opting the election process and robbing shareholders of the right to have a meaningful vote.

Corporate democracy is a cornerstone of our capitalist system. A few hedge funds should not be permitted to destroy it in order to make a few extra bucks.

Carl Icahn
New York, Nov. 30